UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in its charter)

Delaware	1-43	45-6194071
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr. Administrative Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, including in its Quarterly Report on Form 10-Q for the nine months ended December 31, 2019, the Motors Liquidation Company GUC Trust (the “GUC Trust”) is involved in litigation concerning purported economic losses, personal injuries and/or death suffered by certain lessees and owners of vehicles (such persons, the “Potential Plaintiffs”) manufactured by General Motors Corporation (“Old GM”) prior to the sale of substantially all the assets of Old GM to NGMCO, Inc., n/k/a General Motors LLC (“New GM”). Certain of the Potential Plaintiffs have filed lawsuits against New GM, have filed motions seeking authority from the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to file claims against the GUC Trust (the “Late Claims Motions”), and/or are members of a putative class covered by those actions.

On March 27, 2020, the GUC Trust, New GM and certain of the Potential Plaintiffs asserting economic loss claims on a class wide basis against both the GUC Trust and New GM (the “Signatory Plaintiffs”) executed a Settlement Agreement (the “Settlement Agreement”) to, among other things, resolve the Late Claims Motions filed by the Signatory Plaintiffs. On March 27, 2020, the GUC Trust filed a motion with the Bankruptcy Court seeking, among other things, approval of the Settlement Agreement (the “Settlement Approval Motion”). A hearing on the Settlement Approval Motion has been set for April 23, 2020. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement, a copy of which is filed with the Settlement Approval Motion as Exhibit 10.1 to this Current Report on Form 8-K.

The Settlement Agreement provides for, among other things: (i) the GUC Trust shall be entitled to make a $300M Excess Distribution to Unitholders upon the entry of the order approving the Settlement Approval Motion; (ii) reciprocal releases between New GM and the GUC Trust whereby the GUC Trust will also release New GM from any potential liability under the Adjustment Shares provision in the Sale Agreement; (iii) preliminary and final approval of the class settlement between New GM, Signatory Plaintiffs and the GUC Trust shall be sought, and upon preliminary approval of the class settlement the GUC Trust shall pay $2M towards class noticing costs and upon final approval of the class settlement the GUC Trust shall pay $48M in consideration for a full release from class members for any claims relating to the Late Claims Motions.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed, together with the Settlement Approval Motion, as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Settlement Approval Motion and Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

Date: March 27, 2020

	By:	/s/ David A. Vanaskey Jr.
	Name:	David A. Vanaskey Jr.
	Title:	Administrative Vice President of Wilmington Trust Company